Exhibit 4.2(d)

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 5, 2015 among Revett Mining Company, Inc., a Delaware corporation (“Revett Mining”), Revett Silver Company, a Montana corporation (“Revett Silver”), Troy Mine Inc., a Montana corporation (“Troy”), RC Resources, Inc., a Montana corporation (“RC”), Revett Exploration, Inc., a Montana corporation (“Revett Exploration”), Revett Holdings, Inc., a Montana corporation (“Revett Holdings” and together with Revett Mining, Revett Silver, Troy, and RC the “Guaranteeing Subsidiaries” and each a “Guaranteeing Subsidiary”), each of which is a direct or indirect subsidiary of Hecla Mining Company (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 12, 2013 (the “Indenture”), providing for the issuance of the Company’s 6.875% Senior Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.     NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.     NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.     THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 5, 2015

GUARANTEEING SUBSIDIARIES:

REVETT MINING COMPANY, INC.

By:
     Name: Luther J. Russell
     Title: President

REVETT SILVER COMPANY

By:

     Name: Luther J. Russell
     Title: President

TROY MINE INC.

By:
     Name: Luther J. Russell
     Title: President

RC RESOURCES, INC.

By:
     Name: Luther J. Russell
     Title: President

REVETT EXPLORATION, INC.

By:
     Name: Luther J. Russell
     Title: President

 [Signature Page to Supplemental Indenture]

REVETT HOLDINGS, INC.

By:
     Name: Luther J. Russell
     Title: President

HECLA MINING COMPANY

By:
     Name: James A. Sabala
     Title:    Sr. Vice President & CFO

GUARANTORS:

HECLA LIMITED

By:
     Name: James A. Sabala
     Title: Vice President

HECLA ADMIRALTY COMPANY

By:
     Name: James A. Sabala
     Title: Vice President

HECLA SILVER VALLEY, INC.

By:
     Name: James A. Sabala
     Title: Vice President

HECLA MC SUBSIDIARY, LLC

By:
     Name: Daniel A. Nelson
     Title:   President

 [Signature Page to Supplemental Indenture]

RIO GRANDE SILVER, INC.

By:
     Name: James A. Sabala
     Title: Vice President

SILVER HUNTER MINING COMPANY

By:
     Name: James A. Sabala
     Title: Vice President

HECLA ALASKA LLC

By:
     Name: James A. Sabala
     Title: Vice President of Hecla Limited,

     It’s Member

HECLA GREENS CREEK MINING COMPANY

By:
     Name: James A. Sabala
     Title: Vice President

HECLA JUNEAU MINING COMPANY

By:
     Name: James A. Sabala
     Title: Vice President

BURKE TRADING INC.

By:
     Name: James A. Sabala
     Title: Vice President

 [Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Name: Title:

[Signature Page to Supplemental Indenture]